EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 102 to the Registration Statement (1933 Act File No. 33-572) of Eaton Vance Municipals Trust on Form N-1A of our report dated September 16, 2005 (November 25, 2005, as to the effects of the stock split described in Note 12) for the Eaton Vance Arizona Municipals Fund, Eaton Vance Colorado Municipals Fund Eaton Vance Connecticut Municipals Fund, Eaton Vance Michigan Municipals Fund, Eaton Vance Minnesota Municipals Fund, Eaton Vance New Jersey Municipals Fund, and Eaton Vance Pennsylvania Municipals Fund (the “Funds”) for the year ended July 31, 2005, incorporated by reference in the Prospectus and included in the financial statements attached to the Statement of Additional Information, which are part of this Registration Statement.

We also consent to the reference to our Firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP November 25, 2005 Boston, Massachusetts